Registration No. 333-47407

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE
AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United Retail Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	51-0303670
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

365 West Passaic Street, Rochelle Park, New Jersey 07662
(Address of principal executive offices) (Zip Code)

United Retail Group 1996 Stock Option Plan
1991 Performance Options
Restated 1989 Performance Option Plan
(Full titles of the plans)

George R. Remeta
365 West Passaic Street
Rochelle Park, New Jersey 07662
(Name and address of agent for service)

(201) 909-2110
(Telephone number, including area code, of agent for service)

1,602,625 Units

UNITED RETAIL GROUP, INC.

_________________

The 1,602,625 units (each consisting of one share of Common Stock, $.001 par value per share, and the right to purchase one one-hundredth of a share of Preferred Stock, $.001 par value per share, and collectively referred to in this Prospectus as a “share of Common Stock”) offered hereby are being sold by the Selling Stockholders. The sales by the Selling Stockholders are of shares that were issued to them upon the exercise of management stock options or are issuable to them upon the exercise of management stock options in accordance with their terms. See “Selling Stockholders” and “Incorporation of Certain Information”. United Retail Group, Inc. (the “Company”) will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby.

The Common Stock is quoted on the NASDAQ Stock Market under the symbol “URGI”. The Selling Stockholders may make sales of Common Stock on the NASDAQ Stock Market. See, “Plan of Distribution.” The last reported sales price of the Common Stock on the NASDAQ Stock Market on April 28, 2005 was $4.90.

See “Risk Factors” commencing on page 2 for certain conditions relevant to an investment in shares of Common Stock.

EXECUTIVE OFFICES

The executive offices of the Company are located at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (telephone no. (201) 845-0880).

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities to which it relates in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

_________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________

The date of this Prospectus is April 29, 2005

RISK FACTORS

Cumulative Loss

From Fiscal 2000 through Fiscal 2004 the Company incurred a cumulative net loss of $48.0 million, which, however, included the following non-cash items that contributed to the net loss: recognition of goodwill impairment in the amount of $5.6 million and provision for the valuation allowance for the net deferred tax assets in the amount of $24.2 million. See, “Incorporation of Certain Information.”

There is no assurance that the Company’s net losses will not continue.

Compliance With Minimum Listing Requirements

Continued quotation of the Common Stock on the NASDAQ Stock Market requires a minimum bid price of at least $1.00 per share to be maintained except for periods of less than 10 consecutive days each, subject to an opportunity to cure the deficiency after receipt from NASDAQ of a deficiency notice.

There is no assurance that the Common Stock will continue to meet the minimum requirements for listing on the NASDAQ Stock Market.

Increased Competition

The women’s retail apparel and shoe industries are highly competitive. Operating results of businesses in these industries, especially businesses like the Company that emphasize fashionable merchandise, can vary materially from time to time. The Company’s competition includes other specialty retailers, mass merchants, department stores, discount stores, mail order companies, television shopping channels and Internet websites. Management believes that total sales of large size women’s apparel from these sources of supply increased in recent years and had an adverse impact on the Company’s operations. Among specialty retailers for large size women like the Company, the competition includes large store chains that have announced long-term store growth plans to aggressively expand into additional strip shopping center locations, where the Company’s stores are concentrated.

The Company has adopted a product repositioning strategy in response to increased competition. See, “Incorporation of Certain Information.” There is no assurance, however, that the product repositioning strategy will offset the increased competition.

Deflationary Price Trend in Apparel Industry

The Consumer Price Index published by the U.S. Dept. of Labor, Bureau of Labor Statistics city average for women’s and girls’ apparel declined 5.0% in fiscal 2001, 1.9% in fiscal 2002, 1.8% in fiscal 2003 and 0.6% in fiscal 2004. Management believes that price deflation had an adverse impact on the Company’s operations. There is no assurance that this deflationary trend will not continue.

External Influences

Any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act) contained in this Prospectus involve variables, risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.

The following factors, among others, could affect the Company’s actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this Prospectus: threats of terrorism; war risk; shifts in consumer spending patterns; overall economic conditions; the impact of increased competition; variations in weather patterns; uncertainties relating to execution of the Company’s product repositioning strategy; store lease expirations; risks associated with the financial performance of the World Financial Network National Bank private label credit card program; increases in interest rates; the ability to retain, hire and train key personnel; risks associated with the ability of the Company’s manufacturers to deliver products in a timely manner; political instability and other risks associated with foreign sources of production and increases in fuel costs.

Dependence on Key Executive

The Company believes that it has benefited substantially from the leadership of Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company. The Company believes that the loss of his services could have an adverse effect on the Company. Mr. Benaroya has an Employment Agreement with the Company that expires on September 3, 2009. See “Incorporation of Certain Information.”

Shares Eligible For Future Resale

Under a Restated Stockholders’ Agreement, dated December 23, 1992 (as amended, the “Restated Stockholders’ Agreement”), Raphael Benaroya, the Chairman of the Board, President and Chief Executive Officer of the Company, has demand registration rights to require the Company to prepare and file registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to certain outstanding shares of Common Stock. In addition, under the Restated Stockholders’ Agreement, Mr. Benaroya, certain other officers of the Company and its subsidiaries and certain other stockholders have the right to participate on a “piggyback” basis in any future registration statements filed by the Company under the Securities Act to raise capital for itself through an offering of its equity securities, subject to the right of the underwriters of any such offering to limit the number of shares included in such registration on a “piggyback” basis. See “Incorporation of Certain Information.”

At January 29, 2005, stock options issued to Company associates and Directors of the Company and outstanding totaled 1,893,812 and options to purchase 257,860 shares were available for grant. Through January 29, 2005, 1,689,800 shares had been issued upon the exercise of stock options. Currently, 72,000 outstanding shares are held by the Company’s Employee Stock Purchase Plan and 293,674 outstanding shares are held by the Company’s Retirement Savings Plan. In addition, 279,870 shares that are treasury stock may be sold by the Company’s Supplemental Retirement Savings Plan. All the foregoing were registered under the Securities Act pursuant to registration statements on Form S-8.

The potential for resales under the registration statements referred to in the preceding paragraph and for resales pursuant to the exercise of Demand Registration Rights and the obligation to include sales by certain stockholders on a “piggyback” basis in any future registration statements could impair the Company’s future ability to raise capital through an offering of its equity securities by increasing the number and size of public offerings of Common Stock by sellers other than the Company.

Any shares being resold by an “affiliate” of the Company (as that term is defined under the rules and regulations adopted under the Securities Act) or by a person who would be deemed to have been an “affiliate” at any time during the 90 days preceding a resale will be subject to the volume limitations in Rule 144 adopted under the Securities Act except for certain sales pursuant to a prospectus filed in accordance with the Securities Act. See, “Incorporation of Certain Information.” On the other hand, a person who is not deemed to have been an “affiliate” at any time during the 90 days preceding a resale would be entitled to resell shares that are “restricted securities” under Rule 144 without regard to the volume limitations in Rule 144, provided that two years have elapsed since such shares were acquired from the Company or an “affiliate” of the Company.

Based on available information, the Company believes that all of its outstanding shares of Common Stock not held by its “affiliates” or recently resigned “affiliates” are eligible for resale without regard to the volume limitations in Rule 144.

The Company can make no prediction as to the effect, if any, that resales of shares of Common Stock or the availability of shares of Common Stock for resale will have on the market price prevailing from time to time. Nevertheless, resales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company’s future ability to raise capital through an offering of its equity securities.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The public may read and copy any materials that the Company filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission. The public may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006, on which the shares of Common Stock of the Company are listed. The Commission maintains an Internet site that contains reports, proxy statements and other information regarding the Company filed electronically with the Commission. The address of the Commission’s Internet site is http://www.sec.gov. Certain of the information regarding the Company filed electronically with the Commission is also available at the Company’s Internet site at http://www.unitedretail.com.

INCORPORATION BY REFERENCE

Certain reports, proxy statements and other information filed by the Company and the Selling Stockholders with the Commission have been incorporated by reference in this Prospectus but are not being delivered herewith. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that has been incorporated by reference in this Prospectus). Requests for a copy of such information should be directed to the Company’s Senior Vice President- General Counsel, 365 West Passaic Street, Rochelle Park, New Jersey 07662 (Telephone No. (201) 909-2200, e-mail kcarroll@unitedretail.com).

PLAN OF DISTRIBUTION

The Selling Stockholders may offer shares of Common Stock for resale from time to time on the NASDAQ Stock Market through their respective brokers and may also offer shares for resale in private transactions.

INCORPORATION OF CERTAIN INFORMATION

The documents listed in (a) through (d) below are incorporated by reference in this Prospectus:

  the Company’s Annual Report on Form 10-K for the year ended January 29, 2005 filed with the Commission (including information incorporated therein by reference);
  all reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 29, 2005;
  the description of the Company’s (i) Common Stock, par value $.001 per share, contained in its Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders’ rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and
  the 1996 Stock Option Plan, which is attached as the Appendix to the Company’s proxy statement on Schedule 14A for its 1996 Annual Meeting of Stockholders.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders after the date of this Prospectus prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

USE OF PROCEEDS

All shares of Common Stock offered hereby are being offered by the Selling Stockholders. The Company will not receive any of the proceeds from the resale of such shares.

The exercise price of any management stock options exercised by Selling Stockholders will be used by the Company for general corporate purposes.

VALIDITY OF COMMON STOCK

The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company’s Senior Vice President-General Counsel. Mr. Carroll holds employee stock options (vested currently or within 60 days) to purchase 179,000 shares of Common Stock under Company Stock Option Plans. Mr. Carroll is the beneficiary of retirement trusts that hold 27,587 shares of Common Stock for his account.

EXPERTS

The consolidated balance sheets of the Company as of January 29, 2005 and January 31, 2004 and the related consolidated statements of operations, cash flows and stockholders’ equity for each of the three fiscal years ended January 29, 2005 incorporated in this Prospectus by reference to the Annual Reports on Form 10-K for the year ended January 29, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of the Company’s Common Stock by each Selling Stockholder and the number of shares available for resale in the offering, whether or not the Selling Stockholder has a present intention to resell.

			(c) Number of Shares Offered for Resale(3)
Name of Selling Stockholder	(a) Number of Shares Beneficially Owned Before Offering(1)	(b) % of Outstanding Shares Before Offering(2)	underlying vested options	issued upon exercise	(d) ((a) minus (c)) Number of Shares Beneficially Owned After Offering(4)	(e) % of Outstanding Shares After Offering(2)
Joseph A. Alutto(5)	32,090(6)	*	6,000	-0-	26,090	*
Raphael Benaroya	2,488,802(7)	19.0%	-0-	1,187,500	1,301,302	9.9%
Raymond Brown	16,500(8)	*	7,500	-0-	9,000	*
Kenneth P. Carroll	206,587(9)	1.6%	60,000	-0-	146,587	1.1%
Joseph Ciechanover(5)	26,970(10)	*	4,800	1,200	20,970	*
Julie Daly	30,000(11)	*	13,000	-0-	17,000	*
Ellen Demaio	68,000(12)	*	32,000	-0-	36,000	*
Kent Frauenberger	52,782(13)	*	10,000	-0-	42,782	*
Jon Grossman	32,000(14)	*	15,000	-0-	17,000	*
Ilan Kaufthal(5)	137,200(6)(15)	1.1%	6,000	-0-	131,200	1.0%
Vincent P. Langone(5)	55,200(6)(16)	*	6,000	-0-	49,200	*
Scott Lucas	27,338(17)	*	3,000	-0-	24,338	*
Brad Orloff	47,888(18)	*	5,000	-0-	42,888	*
George R. Remeta	562,039(19)	4.4%	-0-	240,625	321,414	2.5%
Fredric E. Stern	52,000(20)	*	5,000	-0-	47,000	*
Total			173,300	1,429,325

(footnotes on following page)
____________________

  Includes shares issuable upon the exercise of stock options that are vested or are scheduled to become vested within 60 days in accordance with their terms including any such shares offered for resale under the registration statement of which this Prospectus is a part, as set forth in column (c).
  Determined in accordance with Rule 13d-3 under the Exchange Act.
  Either issuable under options that are vested or are scheduled to become vested within 60 days in accordance with their terms or previously issued upon the exercise of options and not sold.
  The number of shares of Common Stock beneficially owned by the Selling Stockholders that are not offered for sale under this Prospectus.
  A Director of United Retail Group, Inc.
  Includes 22,200 shares which may be acquired upon the exercise of stock options.
  Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc. Includes 467,600 shares which may be acquired upon the exercise of stock options but excludes (i) 54,500 shares held by a family charitable foundation and (ii) 279,870 treasury shares held in his deferred compensation account under the Company's Supplemental Retirement Savings Plan, as to which Mr. Benaroya disclaims beneficial ownership.
  Vice President-Associate Services of United Retail Incorporated. Includes 16,500 shares which may be acquired upon the exercise of stock options.
  Senior Vice President-General Counsel and Secretary of United Retail Group, Inc. Includes 179,000 shares which may be acquired upon the exercise of stock options.
  Includes 19,200 shares which may be acquired upon the exercise of stock options.
  Vice President-Shop@HomeOperations of United Retail Incorporated. Consists of 30,000 shares which may be acquired upon the exercise of stock options.
  Senior Vice President-Merchandise of United Retail Incorporated. Consists of 68,000 shares which may be acquired upon the exercise of stock options.
  Vice President-Logistics of United Retail Logistics Operations Incorporated. Includes 35,000 shares which may be acquired upon the exercise of stock options.
  Vice President-Finance of United Retail Group, Inc. Consists of 32,000 shares which may be acquired upon the exercise of stock options.
  Excludes shares held by Bear, Stearns & Co., Inc., of which he is Vice Chairman, and 5,000 shares held by a family charitable foundation, as to which he disclaims beneficial ownership.
  Includes 400 shares held by a partnership as to which he disclaims beneficial ownership.
  Vice President-Sales, Western Region of United Retail Incorporated. Includes 16,000 shares which may be acquired upon the exercise of stock options.
  Vice President-Marketing of United Retail Incorporated. Includes 26,000 shares which may be acquired upon the exercise of stock options.
  Vice Chairman, Chief Administrative Officer and Chief Financial Officer of United Retail Group, Inc. Includes 220,000 shares which may be acquired upon the exercise of stock options.
  A former officer of United Retail Incorporated. Includes 27,000 shares which may be acquired upon the exercise of stock options.

The person listed has the sole right to vote and dispose of these shares except that 2,021,202 of the shares held by Mr. Benaroya are pledged to secure repayment of indebtedness in connection with a margin account at a stockbroker and the outstanding shares held by Mr. Kaufthal are owned jointly with his wife.

*Less than 1.0% of the outstanding shares

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The documents listed in (a) through (d) below are incorporated by reference in this registration statement:

  the Corporation's Annual Report on Form 10-K for the year ended January 29, 2005 filed with the Commission (including information incorporated therein by reference);
  all reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after January 29, 2005;
  the description of the Corporation's (i) Common Stock, par value $.001 per share, contained in the Corporation's Form 8-A (Registration Number 0-19774) filed with the Commission on January 2, 1992, and (ii) stockholders' rights plan contained in its Form 8-A filed with the Commission on September 15, 1999, including any amendment or report filed for the purpose of updating such descriptions; and
  the 1996 Stock Option Plan, which is attached as the Appendix to the Corporation's proxy statement on Schedule 14A for its 1996 Annual Meeting of Stockholders.

All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all Form 4 Statements of Changes in Beneficial Ownership filed by the Selling Stockholders, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock being resold in the offering is being passed upon by Kenneth P. Carroll, Esq., the Company’s Senior Vice President-General Counsel. Mr. Carroll holds employee stock options to purchase 179,000 shares (vested currently or within 60 days) of Common Stock under Company Stock Option Plans. Mr. Carroll is the beneficiary of retirement trusts that hold 27,587 shares of Common Stock for his account.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a present or former director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made with respect to a person who is an officer or director at the time of determination (i) by the board of directors by majority vote of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.

The Restated By-laws of the Corporation provide for indemnification of directors and officers of the Corporation to the fullest extent permitted by law, as now in effect or later amended. The Restated By-laws also provide that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation. The Restated By-laws further provide that such indemnification provisions are not exclusive.

Additionally, the Corporation’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the Corporation’s directors to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

The Corporation carries directors’ and officers’ insurance policies that provide indemnification to its officers and directors under certain circumstances.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as a part of this registration statement:

5.	Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this Registration Statement)
23.1	Consent of independent registered public accounting firm for the Corporation
23.2	Consent of Kenneth P. Carroll, Esq. is set forth as part of Exhibit 5 above

The following documents are incorporated herein by reference.

The following exhibit to the Company's Current Report on Form 8-K filed on April 29, 2005 is incorporated herein by reference:

Number in Filing	Description
99.2	Letter, dated April 28, 2005, from Raphael Benaroya to John Pound

The following exhibit to the Corporation’s Current Report on Form 8-K filed on April 22, 2005 is incorporated herein by reference.

Number in Filing	Description
10*	Restated Stock Appreciation Rights Plan

The following exhibit to the Corporation’s Current Report on Form 8-K filed on March 23, 2005 is incorporated herein by reference.

Number in Filing	Description
10	Stipulation and Settlement Agreement, dated March 18, 2005, in Stanford et ano vs. United Retail Incorporated

The following exhibits to the Corporation’s Current Report on Form 8-K filed on March 3, 2005 are incorporated herein by reference:

Number in Filing	Description
10.1*	2005 Incentive Compensation Plan Agreement form
10.2*	2005 Tandem Bonus Plan Agreement
10.3*	Supplemental Retirement Savings Plan ("SRSP")
10.4*	Amendment to SRSP

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 2004 are incorporated herein by reference:

Number in Filing	Description
10	Severance Pay Agreement, dated October 2, 2004, between United Retail Incorporated and Jerry Soucy
21	Subsidiaries of the Corporation

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 31, 2004 are incorporated herein by reference:

Number in Filing	Description
10.1*	Employment Agreement, dated as of September 3, 2004, between the Corporation and Raphael Benaroya
10.2*	Employment Agreement, dated as of September 3, 2004, between the Corporation and George R. Remeta
10.3*	Employment Agreement, dated as of September 3, 2004, between the Corporation and Kenneth P. Carroll
10.4*	Form of Severance Pay Agreement, dated September 9, 2004 (entered into separately by the Corporation with Paul McFarren and Jon Grossman; similar contracts were entered into at the same time between the Corporation's respective subsidiaries and the respective officers of the subsidiaries)

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 1, 2004 is incorporated herein by reference:

Number in Filing	Description
10*	Bonus agreement, dated May 28, 2004, between the Corporation and Joann Fielder

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 2004 are incorporated herein by reference.

Number in Filing	Description
3	Restated By-laws of the Corporation
10.2	Form of Indemnification Agreement between the Corporation and each of its Directors
14	Code of Ethics for Principal Executive and Senior Financial Officers pursuant to Section 406

The following exhibit to the Corporation’s Current Report on Form 8-K filed on January 8, 2004 is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated December 23, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender ("CIT")

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 2003 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated September 2, 2003, to Employment Agreement, dated November 20, 1998, between the Corporation and Raphael Benaroya ("Benaroya Employment Agreement")
10.2*	Amendment, dated September 2, 2003, to Employment Agreement, dated November 20, 1998, between the Corporation and George R. Remeta ("Remeta Employment Agreement")
10.3*	Amendment, dated September 2, 2003, to Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll ("Carroll Employment Agreement")

The 2003 Stock Option Plan set forth as the appendix to the Corporation’s proxy statement on Schedule 14A for its 2003 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Annual Report on Form 10-K/A for the year ended February 1, 2003 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated January 31, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 2, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated December 6, 2002, to Benaroya Employment Agreement
10.2*	Amendment, dated December 6, 2002, to Remeta Employment Agreement
10.3*	Amendment, dated December 6, 2002, to Carroll Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 3, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated August 2, 2002, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT
10.3	Purchase and Sale Agreement, dated as of July 1, 2002, between Raphael Benaroya and the Corporation

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 4, 2002 is incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated May 30, 2002, to Benaroya Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 2, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated April 5, 2002, to Private Label Credit Card Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank ("Private Label Credit Card Program Agreement")
10.2	Amendment, dated December 29, 1999, to Private Label Credit Card Program Agreement
10.3	Amendment, dated August 19, 1999, to Private Label Credit Card Program Agreement
10.4*	Letter, dated March 1, 2002, from the Corporation to Raphael Benaroya with respect to the cost of living adjustment under the Benaroya Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated November 29, 2001, to Benaroya Employment Agreement
10.2*	Amendment, dated November 29, 2001, to Remeta Employment Agreement
10.3*	Amendment, dated November 29, 2001, to Carroll Employment Agreement
10.4*	Summary Plan Description for United Retail Group, Inc. Incentive Compensation Program for Executives
10.5	Amendment, dated October 1, 2001, to Private Label Credit Card Program Agreement (Confidential portions filed separately with the Secretary of the Commission)
10.6*	Promissory note, dated November 30, 2001, from Raphael Benaroya to the Corporation (paid as of July 1, 2002)

The 2001 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2001 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated August 18, 2000, to Benaroya Employment Agreement
10.2*	Amendment, dated August 18, 2000, to Carroll Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

Number in Filing	Description
10.2	Amendment, dated December 28, 1999, to Financing Agreement among the Corporation, United Retail Incorporated and CIT ("Financing Agreement"
10.3	Amendment, dated January 31, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated October 6, 1999, to Financing Agreement

The following exhibit to the Corporation’s Current Report on Form 8-K, filed September 23, 1999, is incorporated herein by reference:

Number in Filing	Description
3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock

The stockholders’ rights plan filed as the exhibit to the Corporation’s Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated March 29, 1999, to Financing Agreement

The 1999 Stock Option Plan set forth as the Appendix to the Corporation’s proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Employment Agreement
10.2*	Remeta Employment Agreement
10.3*	Carroll Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya
10.2*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
10.2	Private Label Credit Card Program Agreement
10.4*	Restated 1990 Stock Option Plan as of March 6, 1998
10.5*	Restated 1990 Stock Option Plan as of May 28, 1996
10.6*	Restated 1996 Stock Option Plan as of March 6, 1998

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated September 15, 1997, to Financing Agreement

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Financing Agreement

The following exhibits to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

Number in Filing	Description
3.1	Amended and Restated Certificate of Incorporation of the Corporation
4.1	Specimen Certificate for Common Stock of the Corporation
10.2.1	Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail Incorporated) ("Software License")
10.2.2	Amendment, dated December 10, 1991, to Software License

*A compensatory plan for the benefit of the Corporation’s management or a management contract.

Item 9. Undertakings.

  The undersigned Corporation hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To including any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports with or furnished to the Commission by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Rochelle Park, State of New Jersey, on the 29th day of April, 2005.

UNITED RETAIL GROUP, INC. (Registrant) By: /s/ RAPHAEL BENAROYA Raphael Benaroya, Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on the 29th day of April, 2005.

Signature	Title

/s/ RAPHAEL BENAROYA Raphael Benaroya	Chairman of the Board, President Chief Executive Officer and Director

/s/ GEORGE R. REMETA George R. Remeta	Vice Chairman of the Board, Chief Administrative Officer, Chief Financial Officer and Director

/s/ JON GROSSMAN Jon Grossman	Vice President-Finance and Chief Accounting Officer

JOSEPH A. ALUTTO* Joseph A. Alutto	Director

JOSEPH CIECHANOVER* Joseph Ciechanover	Director

__________________ Michael Goldstein	Director

ILAN KAUFTHAL* Ilan Kaufthal	Director

VINCENT P. LANGONE* Vincent P. Langone	Director

RICHARD W. RUBENSTEIN* Richard W. Rubenstein	Director

* By George R. Remeta as attorney-in-fact pursuant to power of attorney filed with this Registration Statement on February 27, 1998

EXHIBIT LIST

The following exhibits are filed as a part of this registration statement:

5.	Opinion of Kenneth P. Carroll, Esq. as to the legality of the shares of Common Stock registered hereunder (previously filed as part of this Registration Statement)
23.1	Consent of independent registered public accoutning firm for the Corporation
23.2	Consent of Kenneth P. Carroll, Esq. is set forth as part of Exhibit 5 above

The following documents are incorporated herein by reference:

The following exhibit to the Corporation's Current Report on Form 8-K filed on April 29, 2005 is incorporated herein by reference:

Number in Filing	Description
99.2	Letter, dated April 28, 2005, from Raphael Benaroya to John Pound

The following exhibit to the Corporation’s Current Report on Form 8-K filed on April 22, 2005 is incorporated herein by reference.

Number in Filing	Description
10*	Restated Stock Appreciation Rights Plan

The following exhibit to the Corporation’s Current Report on Form 8-K filed on March 23, 2005 is incorporated herein by reference.

Number in Filing	Description
10	Stipulation and Settlement Agreement, dated March 18, 2005, in Stanford et ano vs. United Retail Incorporated

The following exhibits to the Corporation’s Current Report on Form 8-K filed on March 3, 2005 are incorporated herein by reference:

Number in Filing	Description
10.1*	2005 Incentive Compensation Plan Agreement form
10.2*	2005 Tandem Bonus Plan Agreement
10.3*	Supplemental Retirement Savings Plan ("SRSP")
10.4*	Amendment to SRSP

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 2004 are incorporated herein by reference:

Number in Filing	Description
10	Severance Pay Agreement, dated October 2, 2004, between United Retail Incorporated and Jerry Soucy
21	Subsidiaries of the Corporation

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended July 31, 2004 are incorporated herein by reference:

Number in Filing	Description
10.1*	Employment Agreement, dated as of September 3, 2004, between the Corporation and Raphael Benaroya
10.2*	Employment Agreement, dated as of September 3, 2004, between the Corporation and George R. Remeta
10.3*	Employment Agreement, dated as of September 3, 2004, between the Corporation and Kenneth P. Carroll
10.4*	Form of Severance Pay Agreement, dated September 9, 2004 (entered into separately by the Corporation with Paul McFarren and Jon Grossman; similar contracts were entered into at the same time between the Corporation's respective subsidiaries and the respective officers of the subsidiaries)

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 1, 2004 is incorporated herein by reference:

Number in Filing	Description
10*	Bonus agreement, dated May 28, 2004, between the Corporation and Joann Fielder

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 2004 are incorporated herein by reference.

Number in Filing	Description
3	Restated By-laws of the Corporation
10.2	Form of Indemnification Agreement between the Corporation and each of its Directors
14	Code of Ethics for Principal Executive and Senior Financial Officers pursuant to Section 406

The following exhibit to the Corporation’s Current Report on Form 8-K filed on January 8, 2004 is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated December 23, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and The CIT Group/Business Credit, Inc., as Agent and Lender ("CIT")

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 2003 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated September 2, 2003, to Employment Agreement, dated November 20, 1998, between the Corporation and Raphael Benaroya ("Benaroya Employment Agreement")
10.2*	Amendment, dated September 2, 2003, to Employment Agreement, dated November 20, 1998, between the Corporation and George R. Remeta ("Remeta Employment Agreement")
10.3*	Amendment, dated September 2, 2003, to Employment Agreement, dated November 20, 1998, between the Corporation and Kenneth P. Carroll ("Carroll Employment Agreement")

The 2003 Stock Option Plan set forth as the appendix to the Corporation’s proxy statement on Schedule 14A for its 2003 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Annual Report on Form 10-K/A for the year ended February 1, 2003 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated January 31, 2003, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 2, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated December 6, 2002, to Benaroya Employment Agreement
10.2*	Amendment, dated December 6, 2002, to Remeta Employment Agreement
10.3*	Amendment, dated December 6, 2002, to Carroll Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 3, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated August 2, 2002, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT
10.3	Purchase and Sale Agreement, dated as of July 1, 2002, between Raphael Benaroya and the Corporation

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 4, 2002 is incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated May 30, 2002, to Benaroya Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended February 2, 2002 are incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated April 5, 2002, to Private Label Credit Card Program Agreement, dated January 27, 1998, between the Corporation, United Retail Incorporated and World Financial Network National Bank ("Private Label Credit Card Program Agreement")
10.2	Amendment, dated December 29, 1999, to Private Label Credit Card Program Agreement
10.3	Amendment, dated August 19, 1999, to Private Label Credit Card Program Agreement
10.4*	Letter, dated March 1, 2002, from the Corporation to Raphael Benaroya with respect to the cost of living adjustment under the Benaroya Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 3, 2001 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated November 29, 2001, to Benaroya Employment Agreement
10.2*	Amendment, dated November 29, 2001, to Remeta Employment Agreement
10.3*	Amendment, dated November 29, 2001, to Carroll Employment Agreement
10.4*	Summary Plan Description for United Retail Group, Inc. Incentive Compensation Program for Executives
10.5	Amendment, dated October 1, 2001, to Private Label Credit Card Program Agreement (Confidential portions filed separately with the Secretary of the Commission)
10.6*	Promissory note, dated November 30, 2001, from Raphael Benaroya to the Corporation (paid as of July 1, 2002)

The 2001 Stock Option Plan set forth as an appendix to the Corporation’s proxy statement on Schedule 14A for its 2001 annual meeting of stockholders is incorporated herein by reference.*

The following exhibit to the Corporation’s Registration Statement on Form S-8 (Registration No. 333-44868) is incorporated herein by reference:

Number in Filing	Description
10	Amendment, dated August 21, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 28, 2000 are incorporated herein by reference:

Number in Filing	Description
10.1*	Amendment, dated August 18, 2000, to Benaroya Employment Agreement
10.2*	Amendment, dated August 18, 2000, to Carroll Employment Agreement

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 29, 2000 are incorporated herein by reference:

Number in Filing	Description
10.2	Amendment, dated December 28, 1999, to Financing Agreement among the Corporation, United Retail Incorporated and CIT ("Financing Agreement")
10.3	Amendment, dated January 31, 2000, to Financing Agreement among the Corporation, United Retail Incorporated, Cloudwalkers, Inc. and CIT

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated October 6, 1999, to Financing Agreement

The following exhibit to the Corporation’s Current Report on Form 8-K, filed September 23, 1999, is incorporated herein by reference:

Number in Filing	Description
3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock

The stockholders’ rights plan filed as the exhibit to the Corporation’s Registration Statement on Form 8-A, dated September 15, 1999, is incorporated herein by reference.

The following exhibit to the Corporation’s Annual Report on Form 10-K for the year ended January 30, 1999 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated March 29, 1999, to Financing Agreement

The 1999 Stock Option Plan set forth as the Appendix to the Corporation’s proxy statement on Schedule 14A for its 1999 annual meeting of stockholders is incorporated herein by reference.*

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended October 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Benaroya Employment Agreement
10.2*	Remeta Employment Agreement
10.3*	Carroll Employment Agreement

The following exhibits to the Corporation’s Quarterly Report on Form 10-Q for the period ended May 2, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and Raphael Benaroya
10.2*	1998 Stock Option Agreement, dated May 21, 1998, between the Corporation and George R. Remeta

The following exhibits to the Corporation’s Annual Report on Form 10-K for the year ended January 31, 1998 are incorporated herein by reference:

Number in Filing	Description
10.1*	Restated Stockholders' Agreement, dated December 23, 1992, between the Corporation and certain of its stockholders and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto
10.2	Private Label Credit Card Program Agreement
10.4*	Restated 1990 Stock Option Plan as of March 6, 1998
10.5*	Restated 1990 Stock Option Plan as of May 28, 1996
10.6*	Restated 1996 Stock Option Plan as of March 6, 1998

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended November 1, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Amendment, dated September 15, 1997, to Financing Agreement

The following exhibit to the Corporation’s Quarterly Report on Form 10-Q for the period ended August 2, 1997 is incorporated herein by reference:

Number in Filing	Description
10.1	Financing Agreement

The following exhibits to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-44499), as amended, are incorporated herein by reference:

Number in Filing	Description
3.1	Amended and Restated Certificate of Incorporation of the Corporation
4.1	Specimen Certificate for Common Stock of the Corporation
10.2.1	Software License Agreement, dated as of April 30, 1989, between The Limited Stores, Inc. and Sizes Unlimited, Inc. (now known as United Retail Incorporated) ("Software License")
10.2.2	Amendment, dated December 10, 1991, to Software License

*A compensatory plan for the benefit of the Corporation’s management or a management contract.